UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2014

Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(855) 324-6288

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 15, 2014, the Company received a foreclosure notice from United Fleet Financing (“UFF”). United Fleet Financing, LLC holds a perfected security interest in all of the Borrower’s accounts, inventory, goods, equipment, fixtures, chattel paper, general intangibles, instruments, documents and other personal property, wherever located, together with proceeds thereof (the “Assets”), by reason of that certain Financing and Security Agreement dated May 20, 2013 (the “Loan Agreement”) between United Fleet Financing, LLC (“United”) and Echo Automotive, Inc. (the “Borrower”) and the UCC Financing Statement recorded with the Nevada Secretary of State as document number 2013014274-4. The Borrower is in default under the Loan Agreement and notice of the latest default was delivered to the Borrower on or about August 5, 2014.

United is exercising its rights to sell substantially all of the Borrower’s Assets. Neither United nor the Borrower is purporting to sell any interest in any asset that is (i) not owned by the Borrower; or (ii) not subject to a first-priority lien in favor of United. The Assets secure the repayment of the indebtedness of the Borrower to United under the Loan Agreement. Subject to all the terms of this Notice, the Assets will be sold to the highest bidder at a public auction. The auction (the “Auction”) shall take place on Thursday, October 16, 2014, at 10:00 a.m. PT at the offices of Jennings, Strouss & Salmon, PLC, One East Washington Street, Suite 1900, Phoenix, Arizona 85004.

A copy of this Notice is attached as Exhibit 9.01 to this Form 8-K.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

Effective August 1, 2014, the Company received the resignation of Mr. William Barba from his position as Chief Financial Officer and Secretary of the Company. Mr. Barba resigned due to the Company’s inability to compensate him since joining the Company. Mr. Barba agreed to assist the Company through August 30, 2014 as a consultant.

Appointment of Chief Financial Officer and Secretary

Upon Mr. Barba’s resignation, the Board appointed Mr. William D. Kennedy as Interim Chief Financial Officer and Interim Secretary. Prior to his appointment, Mr. Kennedy was, and remains, the Chief Executive Officer of the Company.

Professional History of Mr. Kennedy

Mr. Kennedy is currently the CEO of Echo Automotive, LLC. Mr. Kennedy has held this position since February 2009. Prior to working with Echo LLC, Mr. Kennedy established RouteCloud in 2008. The first public preview of a solution powered by RouteCloud was demonstrated at www.Protector.com. From 1997 to 2008, Mr. Kennedy held various positions with Vcommerce, including CEO, President and Chief Technology Officer, a company offering end-to-end eCommerce solution for retailers, including Sony.com, Target.com, Overstock, and many others representing billions in transactions annually. Vcommerce was sold to Channel Intelligence in 2009. Mr. Kennedy has over 20 years of experience with entrepreneurial business, and in 2001, Mr. Kennedy formed a business incubator, where he has assisted companies in a wide range of industries with financing and growth objectives. In 1993, he co-founded SalesLogix, a widely used sales-force automation software. Mr. Kennedy founded Vcommerce in 1997, creating the outsourced commerce market space. Mr. Kennedy’s vision and execution led its platform development, market positioning and strategy. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Echo Automotive, LLC. Mr. Kennedy studied Mathematics, Computer Graphics & Music Theory at Syracuse University from 1989 to 1991.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Notice of Public Sale - Echo and UFF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC. a Nevada corporation

Dated: October 8, 2014	By:	/s/ William D. Kennedy
William D. Kennedy
Chief Executive Officer